Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 3, 2025, Ondas Inc. (“Ondas” or “the Company”) and Sentry CS Ltd. (“Sentry”), a company organized under the laws of the State of Israel, entered into a Share Purchase Agreement (the “Agreement”), by and between the Company, Sentry, Sentry’s shareholders listed on Exhibit B thereto (the “Sentry Shareholders”), and Sagitta Holdco SARL, a private limited liability company organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 15, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, and registered with the Luxembourg Trade and Companies Register under number B268651, solely in its capacity as the representative, agent and attorney-in-fact of the Indemnifying Parties (as defined in the Agreement) (the “Shareholders’ Agent,” together with the Sentry Shareholders, the “Sellers”).

On November 17, 2025 (the “Closing Date”), the Company completed the acquisition of Sentry, by and among the Company, Sentry, Sentry’s Shareholders, and Sagitta Holdco SARL, solely in its capacity as the Shareholders’ Agent, together with the Sellers. Pursuant to the Agreement, the Company acquired 100% of the issued and outstanding share capital of Sentry, for an aggregate purchase price of $224.6 million consisting of cash and shares of the Company’s common stock (the “Common Stock”), par value $0.0001 per share (“the Acquisition”).

Sentry is a global leader in Cyber-over-RF (“CoRF”) Counter-UAS technology, delivering safe, precise, and regulation-compliant drone detection and mitigation solutions to defense, homeland security, and critical-infrastructure customers worldwide. Headquartered in Israel with operations across 25 countries, Sentry proprietary CoRF technology operates at the communication-protocol layer, enabling authorities and military forces to identify, locate, and take control of unauthorized drones within seconds-without jamming, spoofing, or collateral interference. Sentry’s software-defined, modular platform supports fixed, mobile, and tactical configurations, providing scalable protection for airports, borders, bases, and sensitive facilities. Recognized for its ease of deployment, interoperability, and combat-proven performance, Sentry continues to set the standard for next-generation Counter-UAS solutions in both defense and civilian environments.

The unaudited pro forma condensed combined balance sheet as of September 30, 2025, gives effect to the Acquisition as if the transactions had been completed on September 30, 2025, and combines the unaudited condensed consolidated balance sheet of the Company as of September 30, 2025, with Sentry’s unaudited condensed consolidated balance sheet as of September 30, 2025.

The unaudited pro forma combined Statement of Operations for the year ended December 31, 2024, and unaudited pro forma combined condensed Statement of Operations for the nine-month period ended September 30, 2025, gives effect to the transactions as if they occurred on January 1, 2024, the first day of the Company’s fiscal year 2024, and combines the historical results of the Company and Sentry. The unaudited pro forma combined Statement of Operations for the fiscal year ended December 31, 2024, combines the audited consolidated Statement of Operations of the Company for the fiscal year ended December 31, 2024, and Sentry’s audited consolidated Statement of Operations for the fiscal year ended December 31, 2024. The unaudited pro forma condensed combined Statement of Operations for the nine-month period ended September 30, 2025, combines the unaudited consolidated condensed combined Statement of Operations of the Company for the nine-month period ended September 30, 2025, with Sentry’s unaudited condensed consolidated Statement of Operations for the nine-month period ended September 30, 2025.

The historical financial statements of the Company and Sentry have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are transaction accounting adjustments which are necessary to account for the Acquisition in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The unaudited pro forma adjustments are based upon available information and certain assumptions that our management believes are reasonable.

The unaudited pro forma condensed combined financial information and related notes are derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are contained in, or incorporated by reference into, as applicable, this filing:

●	The accompanying notes to the unaudited pro forma condensed combined financial information;

●	The audited financial statements of Ondas Inc. as of and for the fiscal year ended December 31, 2024, and the related notes, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission (“SEC”) on March 12, 2025 (the “2024 Annual Report on Form 10-K”);

●	The unaudited financial statements of Ondas Inc. as of and for the nine months ended September 30, 2025, and the related notes, included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2025, as filed with the SEC on November 13, 2025;

●	The audited financial statements of Sentry as of and for the fiscal year ended December 31, 2024, and related notes, included as Exhibit 99.1 to this Current Report on Form 8-K/A.

●	The unaudited financial statements of Sentry as of and for the nine months ended September 30, 2025, and the related notes, included as Exhibit 99.2 to this Current Report on Form 8-K/A.

Description of the Acquisition

Pursuant to the Agreement, the Company acquired 100% of the issued and outstanding share capital of Sentry, for an aggregate purchase price of $224.6 million, consisting of $134.1 million in cash and shares of Common Stock valued at $90.6 million. This aggregate purchase price reflects the working capital adjustments made at closing pursuant to the Agreement. The Company paid $149.6 million on the Closing Date, consisting of $120.2 million in cash and 4,096,700 shares of Common Stock valued at $29.4 million. The Company paid $25 million at the Second Payment Date (as defined in the Agreement), consisting of $4.6 million in cash, and 1,671,899 shares of Common Stock valued at $20.4 million pursuant to the Agreement. The Company paid $25 million at the Third Payment Date (as defined in the Agreement), consisting of $4.6 million in cash, and 1,622,607 shares of Common Stock valued at $20.4 million. The Company expects to make payments totaling $25 million at the Fourth Payment Date (as defined in the Agreement), consisting of $4.6 million in cash, and shares of Common Stock valued at $20.4 million, pursuant to the Agreement.

The Sellers shall be subject to daily trading volume limitations, whereby all such Sellers may not sell, in the aggregate, any Common Stock issued to such Sellers pursuant to the Agreement on any trading market in any single trading day to the extent such sales would exceed ten percent (10%) of the average daily trading volume of such stock as reported on the principal trading market on which the Common Stock is listed, calculated based on the ten (10) consecutive trading days immediately preceding the relevant date of determination.

Accounting for the Acquisition

The Acquisition is accounted for as a business combination using the acquisition method with Ondas Inc. as the accounting acquirer in accordance with Accounting Standards Codification (ASC) Topic 805, Business Combinations. Under this method of accounting, the estimated U.S. GAAP purchase price will be allocated to Sentry assets acquired and liabilities assumed based upon their estimated fair values at the date of completion of the Acquisition. The process of valuing the net assets of Sentry immediately before the Acquisition, as well as evaluating accounting policies for conformity, is preliminary. Any differences between the estimated fair value of the consideration transferred and the estimated fair value of the assets acquired, and liabilities assumed will be recorded as goodwill. Accordingly, the aggregate acquisition consideration allocation and related adjustments reflected in this unaudited pro forma condensed combined financial information are preliminary and subject to revision based on a final determination of fair value. Refer to Note 1, Basis of presentation, for more information.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. All financial data included in the unaudited pro forma condensed combined financial information is presented in USD thousands, unless noted otherwise, and has been prepared based on U.S. GAAP and the Company’s accounting policies. The unaudited pro forma condensed combined financial information presented is for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Acquisition had been completed on the dates set forth above, nor is it intended to be indicative of the future results or financial position of the combined company.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2025

(amounts in thousands)

	Ondas Inc. historical	Sentry CS Ltd. historical	Transaction accounting adjustments	Notes	Pro forma combined
Assets
Current assets:
Cash and cash equivalents	$432,817	$1,594	(120,195)	4(a)	$314,216
Restricted cash	577	─	─		577
Certificates of deposit	918	─	─		918
Investments in marketable equity securities	17,893	─	─		17,893
Accounts receivable, net	5,223	3,598	─		8,821
Inventory, net	12,523	1,504	─		14,027
Other current assets	8,926	1,364	─		10,290
Total current assets	478,877	8,060	(120,195)		366,742
Property, plant and equipment, net	2,595	1,638	─		4,233
Goodwill, net	34,774	─	142,902	4(b)	177,676
Intangible assets, net	28,120	─	84,460	4(c)	112,580
Software, net	─	60	(60)	5(a)	─
Long-term equity investments	587	─	─		587
Deposits and other assets	663	─	─		663
Operating lease right of use assets	4,535	2,010	─		6,545
Total assets	$550,151	$11,768	$107,107		$669,026
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	8,377	1,210	─		9,587
Operating lease liabilities	1,635	611	─		2,246
Accrued expenses and other current liabilities	7,369	3,021	450	4(d)	10,840
Notes payable, net of unamortized debt discount and issuance costs of $0, related party	1,500	─	─		1,500
Convertible notes payable, net of unamortized debt discount and issuance cost of $55 thousand, related party	5,415	─	─		5,415
Convertible notes payable, net of unamortized debt discount and issuance cost of $121 thousand	4,109	─	─		4,109
Sentry note payable, related party	─	4,045	(4,045)	4(h)	─
Deferred revenue	2,098	3,176	─		5,274
Government grant liability	805	─	─		805
Accrued purchase consideration	─	─	75,000	4(a)	75,000
Total current liabilities	31,308	12,063	71,405		114,776
Notes payable	300	─	─		300
Convertible notes payable, net of current, net of unamortized debt discount and issuance cost	─	─	─		─
Accrued interest	23	─	─		23
Government grant liability, net of current	2,166	─	─		2,166
Long-term deferred revenues	─	154	─		154
Operating lease liabilities, net of current	5,012	1,645	─		6,657
Deferred tax liability	867	─	4,644		5,511
Other liabilities	100	─	─		100
Total liabilities	$39,776	$13,862	$76,049		$129,687
Commitments and Contingencies	─	─	─		─
Temporary Equity
Redeemable noncontrolling interest	23,151	─	─		23,151
Stockholders’ Equity
Preferred stock - par value $0.0001	─	─	─		─
Preferred stock, Series A - par value $0.0001	─	─	─		─
Common Stock - par value $0.0001	33	─	─		33
Ordinary shares	─	11	(11)	4(e)	─
Ordinary shares A	─	10	(10)	4(e)	─
Series B Preferred Shares	─	3	(3)	4(e)	─
Series C Preferred Shares	─	3	(3)	4(e)	─
Series D Preferred Shares	─	5	(5)	4(e)	─
Additional paid in capital	754,767	54,148	(24,734)	4(e)	784,181
Accumulated deficit	(268,722)	(56,274)	55,824	4(e)	(269,172)
Total pro forma stockholders’ equity before non-controlling interest	486,078	(2,094)	31,058		515,042
Non-controlling interest	1,146	─	─		1,146
Total pro forma stockholders’ equity	487,224	(2,094)	31,058		516,188
Total liabilities, temporary equity and stockholders’ equity	$550,151	$11,768	$107,107		$669,026

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the nine months ended September 30, 2025

(amounts in thousands except per share data)

	Ondas Inc. historical	Sentry CS Ltd. historical	Transaction accounting adjustments	Notes	Pro forma combined
Revenues, net	$20,620	$16,309	─		$36,929
Cost of goods sold	13,195	3,870	─		17,065
Gross profit (loss)	7,425	12,439	─		19,864
Operating expenses:
General and administration	22,583	2,638	7,660	4(f)	32,881
Sales and marketing	7,696	5,671	─		13,367
Research and development	12,209	10,269	─		22,478
Total operating expenses	42,488	18,578	7,660		68,726

Operating loss	(35,063)	(6,139)	(7,660)		(48,862)

Other income (expense), net
Other income (expense), net	13	─	─		13
Change in fair value of government grant liability	(355)	─	─		(355)
Interest and dividend income	2,443	─	─		2,443
Unrealized gain on investments	6,893	─	─		6,893
Interest expense	(5,873)	─	(185)	5(b)	(6,058)
Foreign exchange gain (loss), net	(119)	─	(47)	5(b)	(166)
Finance expense, net	─	(232)	232	5(b)	─
Total other income (expense), net	3,002	(232)	─		2,770

Loss before income taxes	(32,061)	(6,371)	(7,660)		(46,092)
Provision for income taxes	307	─	─		307

Net loss	(32,368)	(6,371)	(7,660)		(46,399)
Less: Preferred dividends attributable to noncontrolling interest	1,170				1,170
Less: Deemed dividends attributable to accretion of redemption value	2,620				2,620
Less: Net loss attributable to noncontrolling interest	(13)				(13)
Net loss attributable to common stockholders	$(36,145)				$(50,176)
Net loss per share - basic and diluted	$(0.21)			4(g)	$(0.28)
Weighted average number of common shares outstanding, basic and diluted	172,423			4(g)	176,520

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended December 31, 2024

(amounts in thousands except per share data)

	Ondas Inc. historical	Sentry CS Ltd. historical	Transaction accounting adjustments	Notes	Pro forma combined
Revenues, net	$7,193	$11,348	─		$18,541
Cost of goods sold	6,848	3,191	─		10,039
Gross profit	345	8,157	─		8,502

Operating expenses:
General and administration	17,142	3,706	10,214	4(f)	31,062
Sales and marketing	5,336	6,410	─		11,746
Research and development	12,476	11,363	─		23,839
Total operating expenses	34,954	21,479	10,214		67,647

Operating loss	(34,609)	(13,322)	(10,214)		(58,145)

Other income (expense), net
Other income (expense), net	(20)	─	─		(20)
Change in fair value of government grant liability	95	─	─		95
Interest income	235	─	─		235
Interest expense	(3,621)	─	(99)	5(b)	(3,720)
Foreign exchange loss, net	(88)	─	(93)	5(b)	(181)
Finance expense, net	─	(192)	192	5(b)	─
Total other income (expense), net	(3,399)	(192)	─		(3,591)

Loss before income taxes	(38,008)	(13,514)	(10,214)		(61,736)
Provision for income taxes	─	─	─		─

Net loss	(38,008)	(13,514)	(10,214)		(62,736)
Less: Preferred dividends attributable to noncontrolling interest	1,504				1,504
Less: Deemed dividends attributable to accretion of redemption value	2,908				2,908
Net loss attributable to common stockholders	$(42,420)				$(66,148)
Net loss per share – basic and diluted	$(0.61)			4(g)	$(0.90)
Weighted average number of common shares outstanding, basic and diluted	69,917			4(g)	74,014

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION

Note 1 — Basis of presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X. The audited and unaudited interim historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The Company’s and Sentry’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars. As discussed in Note 2, Summary of significant accounting policies, certain reclassifications were made to align the Company’s and Sentry’s financial statement presentation. The Company is currently in the process of evaluating Sentry’s accounting policies. As a result of that review, additional differences could be identified between the accounting policies of the two companies. With the information currently available, the Company has determined that no significant adjustments are necessary to conform Sentry’s financial statements to the accounting policies used by the Company.

The business combination was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, the Company has estimated the acquisition date fair value of Sentry’s assets acquired and liabilities assumed, while transaction costs associated with the acquisition are expensed as incurred. The excess purchase price consideration over the estimated fair value of assets acquired and liabilities assumed is allocated to goodwill.

The allocation of the estimated purchase price used in the unaudited pro forma financial statements is based upon a preliminary valuation. The final estimate of the fair values of the assets and liabilities will be determined with the assistance of a third-party valuation firm. The Company’s preliminary estimates and assumptions are subject to material change upon the finalization of internal studies and third-party valuations of assets, intangible assets, including goodwill, and certain liabilities.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only and are not necessarily indicative of what the combined company’s financial position and results of operations would have actually been had the transactions been completed on the dates used to prepare these pro forma financial statements. The adjustments to fair value and the other estimates reflected in the accompanying unaudited pro forma condensed combined financial statements may be materially different from those reflected in the combined company’s consolidated financial statements subsequent to the transactions. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or results of operations of the combined companies. These unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies, or cost savings that may be associated with the transactions. No autonomous entity or management’s adjustments are presented. These financial statements also do not include any integration costs the companies may incur related to the transactions as part of combining the operations of the companies.

Note 2 — Summary of significant accounting policies

The unaudited pro forma condensed combined financial statements have been prepared in a manner consistent with the accounting policies adopted by the Company. The accounting policies followed for financial reporting on a pro forma basis are the same as those disclosed in the 2024 Annual Report on Form 10-K, and for Sentry, the accounting policies followed for financial reporting on a pro forma basis are the same as those disclosed in the audited financial statements included in this Current Report on Form 8-K/A. The unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies between the Company and Sentry. The Company is reviewing the accounting policies of Sentry to ensure conformity of such accounting policies to those of the Company and, as a result of that review, the Company may identify differences among the accounting policies of the two companies, which, when confirmed, could have a material impact on the consolidated financial statements. However, at this time, the Company is not aware of any difference that would have a material impact on the unaudited pro forma condensed combined financial statements.

Note 3 — Preliminary purchase price allocation

Acquisition consideration

The following table summarizes the components of the consideration (in thousands):

Cash consideration	$134,052
Equity portion of purchase price	90,556
Total purchase price consideration	$224,608

As discussed above, cash consideration and equity consideration will be issued in four payments up to 120 days after closing. The value of the aggregate cash consideration will total $134 million, and the aggregate value of the equity consideration will total $90.6 million for all four payments. The shares issued will vary depending on the closing price of the Common Stock on the day prior to the payment date pursuant to the Agreement.

Preliminary Acquisition Consideration Allocation

The following table summarizes the preliminary acquisition consideration allocation (in thousands):

Assets:
Cash and cash equivalents	$1,684
Accounts receivable	2,403
Inventory	2,005
Other current assets	816
Property, plant and equipment	1,780
Right of use asset	1,980
Software, net	54
Intangible assets, net(i)	84,400
Goodwill	142,902
Liabilities:
Accounts payable	283
Deferred revenues	3,850
Lease liabilities	2,257
Deferred tax liability	4,644
Other liabilities	2,382
Estimated preliminary aggregate acquisition consideration	$224,608

(i)	Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information consists of the following:

(dollar values in thousands)	Preliminary fair value	Estimated Useful Life
Trade names	$3,700	7─10 years
Customer relationships	5,800	5─7 years
Developed technology	74,900	7─10 years
Intangible assets acquired	$84,400

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and statement of operations. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of property, plant and equipment, (2) changes in allocations to intangible assets such as trade names and technology, as well as goodwill and (3) other changes to assets and liabilities.

Sentry’s historical balance sheet as of September 30, 2025 differed from the preliminary acquisition date fair values primarily due to normal course working-capital activity occurring between September 30, 2025 and the Closing Date, working-capital and other adjustments required under the Share Purchase Agreement, and fair-value measurement adjustments recorded under ASC 805.

Note 4 — Pro forma transaction accounting adjustments

The pro forma transaction accounting adjustments are based on our preliminary estimates and assumptions that are subject to change. The following transaction accounting adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a)	This adjustment reflects the purchase consideration of $120.2 million in cash consideration paid at closing, $29.4 million in equity consideration paid at closing, and future payments pursuant to the Agreement of $75 million, classified as accrued purchase consideration on the pro forma condensed consolidated balance sheet, to be paid at the Second Payment Date, Third Payment Date and Fourth Payment Date. The $75 million accrued consideration payable will be settled in cash and the issuance of the Company’s stock. The Company retains the right to settle part or all of the accrued purchase price in cash.

(b)	Reflects adjustment to record goodwill resulting from the acquisition of $142.9 million.

(c)	Reflects the adjustment of historical intangible assets acquired by the Company to their estimated fair values of $84.4 million. As part of the preliminary valuation analysis, the Company identified intangible assets, including developed technology, trade names and customer relationships. The fair value of developed technology and trade names was determined using the income approach, which requires assumptions related to the forecast of expected future cash flows. The fair value of customer relationships was determined using the cost approach, which requires assumptions related to the costs incurred to gain new customers and the duration of time required to recreate the existing customer base. The fair value assigned to intangible assets has been estimated based on third-party preliminary valuation studies utilizing a benchmarking analysis to similar transactions in the industry supported by an assessment of management’s forecast used to price the deal.

This adjustment also reflects a reclassification adjustment of $60 thousand for amounts classified as software on the Sentry balance sheet to intangible assets as further discussed in note 5(a).

(d)	Represents the accrual of transaction costs expected to be incurred by the Company subsequent to September 30, 2025. There are no transaction costs included in the historical income statement of the Company for nine-month period ended September 30, 2025 or year ended December 31, 2024. Transaction costs reflected in the pro forma statements are non-recurring and directly attributable to the Acquisition. These costs will not affect the Company’s income statement beyond 12 months after the acquisition date.

(e)	Reflects the adjustments to Stockholders’ equity:

(Amounts in thousands)	Ordinary shares	Ordinary shares A	Series B Preferred Shares	Series C Preferred Shares	Series D Preferred Shares	Additional paid in capital	Accumulated deficit
Elimination of Sentry’s historical equity	(11)	(10)	(3)	(3)	(5)	(54,148)	56,274
Common stock issued to Sentry stockholders at the Closing Date	─	─	─	─	─	29,414	─
Estimated transaction costs	─	─	─	─	─	─	(450)
Net pro forma transaction accounting adjustments to equity	(11)	(10)	(3)	(3)	(5)	(24,734)	55,824

(f)	Represents the amortization of developed technology, trade names and customer relationships for the year ended December 31, 2024 and nine-month period ended September 30, 2025, of $10.2 million and $7.7 million, respectively. The Company expects to present amortization related to developed technology in general and administrative expense in the statement of operations because it supports product development and research activities consistent with the Company’s policy.

(g)	The pro forma basic and diluted weighted average shares outstanding are a combination of historic weighted average shares of the Common Stock and issuances of shares in connection with the Acquisition. The computation of diluted net loss per share is similar to the computation of basic net loss per share except that the numerator may have to adjust for any dividends and income or loss associated with potentially dilutive securities that are assumed to have resulted in the issuance of shares of Common Stock, and the denominator may have to adjust to include the number of additional shares of Common Stock that would have been outstanding if the dilutive potential shares of Common Stock had been issued during the period to reflect the potential dilution that could occur from shares of Common Stock issuable through stock options, warrants, restricted stock units, or convertible preferred stock. For purposes of determining diluted earnings per common share, the treasury stock method is used for stock options, warrants, and restricted stock units, and the if-converted method is used for convertible preferred stock as prescribed in ASC Topic 260. Because of the net loss for the nine months ended September 30, 2025, and December 31, 2024, the impact of including this in our computation of diluted net loss per share was anti-dilutive.

	For the nine months ended September 30, 2025	For the year ended December 31, 2024
Numerator:
Pro forma net loss attributable to common stockholders (Amounts in thousands)	$(50,176)	$(66,148)
Denominator:
Issuance of shares to Sentry	4,096,700	4,096,700
Historical weighted average Ondas Inc. common stock shares outstanding	172,423,160	69,917,062
Pro forma weighted average Ondas Inc. shares outstanding – basic and dilutive	176,519,860	74,013,762
Pro forma net loss per share – basic and diluted	$(0.28)	$(0.90)

(h)	Sentry’s related party loan totaling $4.1 million between Sentry and the Sellers have been eliminated in the unaudited pro forma condensed combined balance sheet. Such amounts were settled in connection with the closing of the Acquisition as part of the purchase price. The related party loan does not represent assets or liabilities of the combined company following the Acquisition, and was therefore removed in the pro forma financial information pursuant to ASC 805 and Article 11 of Regulation S-X.

Note 5 — Reclassification adjustments

During the preparation of this unaudited pro forma condensed combined financial information, management performed a preliminary analysis of Sentry’s financial information to identify differences in accounting policies and difference in financial statement presentation as compared to those of the Company. With the information currently available, the Company has determined that no significant adjustments are necessary to conform Sentry’s financial statements to the accounting policies used by the Company. However, certain reclassification adjustments have been made to conform Sentry’s historical financial statement presentation to the Company’s financial statement presentation. Following the Acquisition, the combined company will finalize the review of accounting policies and reclassifications, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.

(a)	The Company records intangible assets related to software licenses in the intangible assets, net line item in the balance sheet. Therefore, this adjustment conforms the presentation of intangible assets to the Company’s presentation. The $60 thousand reclassification is also included in note 4(c).

(b)	The Company records interest expense and foreign currency remeasurement expense in separate line items. Therefore, this adjustment conforms the presentation of such expenses to the Company’s presentation.